Exhibit 99.1

Company contact:

Jack E. Jerrett

Senior Vice President, General Counsel and Secretary

(610) 882-1820

jjerrett@orasure.com

www.orasure.com

OraSure Technologies Announces Management Succession Plan

- Company Also Increases Revenue Forecast for Q4 2017 -

BETHLEHEM, PA. – January 4, 2018 – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point of care diagnostic tests and specimen collection devices, today announced a succession plan for its President and Chief Executive Officer (“CEO”) and for its Chief Financial Officer and Chief Operating Officer. The Company also announced updated revenue guidance for the fourth quarter of 2017.

CEO Succession

Under the succession plan, the Company’s Board of Directors has appointed Stephen S. Tang, Ph.D., as the Company’s new President and Chief Executive Officer, effective as of April 1, 2018. Dr. Tang will replace Douglas A. Michels, who has chosen to retire as President and CEO and as a Board member on March 31, 2018.

Dr. Tang has been a member of the Company’s Board of Directors since 2011 and has served as Chairman of the Board since November 2016. With his appointment as President and CEO on April 1st, Dr. Tang will continue as a Director, but will no longer serve as Chairman or as a member of any Board committee.

Since January 2008, Dr. Tang has served as President and Chief Executive Officer of The University City Science Center, an urban research park and business incubator owned by over thirty leading universities, medical schools and health networks in the greater Philadelphia, Pennsylvania area. In this role, Dr. Tang led the transformation of the Science Center into a world-class, global innovation hub for the life sciences industry, focusing on the development and commercialization of innovative technologies and products.

Prior to that, Dr. Tang was the Group Vice President and General Manager, Life Sciences of Olympus America, Inc., where he ran the Life Science group at Olympus with leading brands in instrumentation and total solutions for in vitro diagnostics, microscopes and micro-imaging, and enabling technologies for translational and personalized medicine. Dr. Tang also served as Vice President, Life Science Business Development at Olympus where he was responsible for mergers, acquisitions and strategic alliances, along with strategic business planning.

Prior to his time at Olympus, Dr. Tang served as President, CEO and Director at Millennium Cell Inc., a developer and manufacturer of hydrogen batteries and fuel cells. Dr. Tang led Millennium through its initial public offering and helped transform Millennium from a startup laboratory into a viable publicly-traded company.

Dr. Tang holds a B.S. degree in Chemistry from The College of William and Mary, an M.S. degree and Ph.D. in Chemical Engineering from Lehigh University and an MBA from The Wharton School of Business at the University of Pennsylvania.

“We are delighted to welcome Steve as the Company’s new President and CEO,” said Charles W. Patrick, Chairman of the Company’s Nominating and Corporate Governance Committee. “Steve’s vast technical and business experience, both in the private sector and as a public company CEO, and particularly his long and successful track record in developing and commercializing innovative technologies in the life sciences area, make him the ideal executive to lead OraSure into the future. With his service on the Board for the past six years, Steve also has an intimate knowledge of the Company and its strategic priorities and has developed strong relationships with the management team. We look forward to working with Steve in his new role as CEO and are confident that he will be successful in building on the Company’s strong business momentum.”

“Although he is not retiring for several months, I would also like to thank Doug Michels, on behalf of the Board and the Company, for his many years of leadership and service,” continued Mr. Patrick. “Since Doug joined OraSure in 2004, we have achieved many significant milestones and the Company has grown substantially from revenues of approximately $40 million in 2003 to more than $165 million projected for 2017 and from a market capitalization of approximately $352 million in 2003 to $1.1 billion at the end of 2017. Many of our products were the first of their kind to receive regulatory approval and be commercialized and our expansion into the high growth molecular market has greatly contributed to our business. These achievements were due in no small measure to Doug’s vision and leadership. We wish Doug, his wife, Susan, and his family nothing but good health and much happiness in their retirement.”

CFO/COO Retirement

Ronald H. Spair, the Company’s Chief Financial Officer and Chief Operating Officer, has also chosen to retire from the Company later this year. Mr. Spair’s specific retirement date has not been set and will be determined based on the Company’s timing for the appointment of a new Chief Financial Officer. Mr. Spair has served as Chief Financial Officer since 2001 and as Chief Operating Officer and a member of the Board of Directors since 2006. Prior to his retirement date, Mr. Spair will continue to perform his normal duties and provide assistance to the Company in identifying his successor.

“On behalf of the Board and the Company, I would also like to thank Ron for his service and contributions to the Company over many years,” said Mr. Michels. “Ron has been instrumental in the growth of OraSure and in particular its current strong financial profile. We have greatly benefited from his unwavering dedication and his sound financial stewardship.”

Updated Q4 Revenue Guidance

The Company expects that its revenues for the fourth quarter of 2017 will be higher than previously projected and is now forecasting consolidated net revenues of at least $50 million for the quarter.

Conference Call

The Company will host a conference call and audio webcast to discuss the organizational changes and updated financial guidance described above, beginning today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). On the call will be Douglas A. Michels, President and Chief Executive Officer, and Dr. Stephen S.Tang. The call will include remarks by Mr. Michels and Dr. Tang and a question and answer session.

In order to listen to the conference call, please either dial (844) 831-3030 (Domestic) or (315) 625-6887 (International) and reference Conference ID #7694208 or go to OraSure Technologies’ web site, www.orasure.com, and click on the Investor Relations page. Please click on the webcast link and follow the prompts for registration and access 10 minutes prior to the call. A replay of the call will be archived on OraSure Technologies’ web site shortly after the call has ended and will be available for seven days. A replay of the call can also be accessed until January 11, 2018, by dialing 855-859-2056 (Domestic) or 404-537-3406 (International) and entering the Conference ID #7694208.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of point of care diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its first-to-market, innovative products include rapid tests for the detection of antibodies to HIV and HCV on the OraQuick® platform, oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications, and oral fluid laboratory tests for detecting various drugs of abuse. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, commercial and industrial entities and consumers. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health.

For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for our products; impact of increased reliance on U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions, high unemployment levels and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; ability to successfully renew contracts or enter into new contracts with existing customers; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to meet financial covenants in credit agreements; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission (“SEC” filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this call, and we undertake no duty to update these statements.

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